TNP ENTERPRISES, INC. AND SUBSIDIARIES               Exhibit 23
                --------------------------------------


                     Independent Public Accountants' Consent

The Board of Directors
TNP Enterprises, Inc.:

     As independent public accountants, we hereby consent to the use of our reports included in this Form 10-K, into TNP Enterprises, Inc's previously filed Registration Statements on Form S-8 (File Nos. 2-93265 and 33-58897) and
Registration Statements on Form S-3 (File Nos. 333-64215 and 333-17835). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                                            Arthur Andersen LLP


Fort Worth, Texas
March 19, 1999